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                                                                   EXHIBIT 10.75

                        INCENTIVE STOCK OPTION AGREEMENT
                                    under the
                          ACCREDO HEALTH, INCORPORATED
                          1999 LONG-TERM INCENTIVE PLAN


           Optionee:           Steve Fitzpatrick
                    -----------------------------------------------------------

           Number Shares Subject to Option:          30,000
                                           ------------------------------------

           Exercise Price per Share:                 $30.04
                                    -------------------------------------------

           Date of Grant:                    August 1, 2001
                            ---------------------------------------------------


         1. Grant of Option. Accredo Health, Incorporated (the "Company") hereby grants to the Optionee named above (the "Optionee"), under the Accredo Health, Incorporated 1999 Long-Term Incentive Plan (the "Plan"), an Incentive Stock Option to purchase, on the terms and conditions set forth in this agreement (this "Option Agreement"), the number of shares indicated above of the Company's $0.01 par value common stock (the "Stock"), at the exercise price per share set forth above (the "Option"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

         2. Vesting of Option. Unless the exercisability of the Option is accelerated in accordance with Article 13 of the Plan, the Option shall vest (become exercisable) in accordance with the following schedule:

                                                               No. of Option Shares            Cumulative No. of Option Shares
                                                               --------------------            -------------------------------
                    Vesting Date                              Vested on Vesting Date                Vested on Vesting Date
                    ------------                              ----------------------                ----------------------

           1st anniversary of grant date                               25%                                   25%
           2nd anniversary of grant date                               25%                                   50%
           3rd anniversary of grant date                               25%                                   75%
           4th anniversary of grant date                               25%                                  100%


           3. Period of Option and Limitations on Right to Exercise. The Option will, to the extent not previously exercised, lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Option under the circumstances described in paragraphs (b), (c) and
(d) below, provide in writing that the Option will extend until a later date, but if the Option is exercised after


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the dates specified in paragraphs (b), (c) and (d) below, it will automatically become a Non-Qualified Stock Option:

         (a) The Option shall lapse as of 5:00 p.m., Eastern Time, on the tenth anniversary of the date of grant (the "Expiration Date").

         (b) The Option shall lapse three months after the Optionee's termination of employment for any reason other than the Optionee's death or Disability; provided, however, that if the Optionee's employment is terminated by the Company for cause (as defined below) or by the Optionee without the consent of the Company, the Option shall lapse immediately.

         (c) If the Optionee's employment terminates by reason of Retirement, the Option shall lapse one year after the date of the Optionee's termination of employment; provided, however that to the extent that the Option is not exercised within three months after the Optionee's Retirement, the unexercised portion of the Option will automatically become a Non-Qualified Stock Option.

         (d) If the Optionee's employment terminates by reason of Disability, the Option shall lapse one year after the date of the Optionee's termination of employment.

         (e) If the Optionee dies while employed, or during the three-month period described in subsection (b) above or during the one-year period described in subsection (c) or (d) above and before the Option otherwise lapses, the Option shall lapse one year after the date of the Optionee's death. Upon the Optionee's death, the Option may be exercised by the Optionee's beneficiary.

         If the Optionee or his beneficiary exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Optionee's termination of employment (including vesting by acceleration in accordance with Article 13 of the Plan).

         The term "cause" as used herein shall mean (i) gross neglect of duty,
(ii) prolonged absence from duty without the consent of the Company, (iii) the acceptance by Optionee of a position with another employer without consent, (iv) intentionally engaging in any activity which is in conflict with or adverse to the business or other interests of the Company, (v) willful misconduct on the part of Optionee, (vi) misfeasance or malfeasance of duty causing a violation of any law which is reasonably determined to be detrimental to the Company or (vii) breach of a fiduciary duty owed to the Company.

         4. Exercise of Option. The Option shall be exercised by written notice on such forms as the Committee may approve, such as the forms provided by the Company's stock plan administrator AST Stockplan, Inc. Unless the exercise is a broker-assisted "cashless exercise" as described below, such written notice shall be accompanied by full payment in cash, shares of Stock previously acquired by the Optionee, or any




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combination thereof, for the number of shares specified in such written notice;
provided, however, that if shares of Stock are used to pay the exercise price, such shares must have been held by the Optionee for at least six months. The Fair Market Value of the surrendered Stock as of the last trading day immediately prior to the exercise date shall be used in valuing Stock used in payment of the exercise price. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price. In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company and the exercise price shall be delivered to the Company on the settlement date.

         Subject to the terms of this Option Agreement, the Option may be exercised at any time and without regard to any other option held by the Optionee to purchase stock of the Company.

         5. Limitation of Rights. The Option does not confer to the Optionee or the Optionee's personal representative any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the exercise of the Option. Nothing in this Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Optionee's employment at any time, nor confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary.

         6. Stock Reserve. The Company shall at all times during the term of this Option Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Option Agreement.

         7. Restrictions on Transfer and Pledge. The Option may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Optionee to any other party other than the Company or a Parent or Subsidiary. The Option is not assignable or transferable by the Optionee other than by will or the laws of descent and distribution. The Option may be exercised during the lifetime of the Optionee only by the Optionee.

         8. Restrictions on Issuance of Shares. If at any time the Board shall determine in its discretion, that listing, registration or qualification of the shares of Stock covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.


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         9. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

         10. Successors. This Option Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Option Agreement and the Plan.

         11. Severability. If any one or more of the provisions contained in this Option Agreement are invalid, illegal or unenforceable, the other provisions of this Option Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

         12. Notice. Notices and communications under this Option Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

             Accredo Health, Incorporated
             1640 Century Center Pkwy, Suite 101
             Memphis, TN  38134
             Attn: Secretary

or any other address designated by the Company in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

         13. Interpretation. It is the intent of the parties hereto that the Option qualify for incentive stock option treatment pursuant to, and to the extent permitted by, Section 422 of the Code. All provisions hereof are intended to have, and shall be construed to have, such meanings as are set forth in applicable provisions of the Code and Treasury Regulations to allow the Option to so qualify.

         14. Binding Effect. The grant of the Options referenced herein is subject to Optionee being bound by all of the terms set out in this Agreement. The acceptance of the Options and the exercise of any right hereunder, including but not being limited to the giving of written notice to exercise any Option, shall constitute conclusive evidence of acceptance by the Optionee of all of the terms and conditions set out herein, and Optionee by such actions shall be bound by, and shall be deemed to have agreed to these terms and conditions, the same as if Optionee had affixed his or her signature to this Incentive Stock Option Agreement.




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         IN WITNESS WHEREOF, Accredo Health, Incorporated, acting by and through its duly authorized officer, has caused this Option Agreement to be executed as of the day and year first above written.

                                  ACCREDO HEALTH, INCORPORATED


                                  By:   /s/ Thomas W. Bell, Jr.
                                       ----------------------------------------
                                  Name:   Thomas W. Bell, Jr.
                                  Title:  Sr. Vice President and
                                          General Counsel







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